Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Third Coast Bancshares, Inc. (the “Company”), of our report dated March 5, 2025, relating to our audit of the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company as of and for the year ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-4.

/s/ Whitley Penn LLP
Plano, Texas
December 18, 2025